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                                                                  EXHIBIT 1. (6)

                         AMENDED AND RESTATED CHARTER

                                      OF

                         MONY LIFE INSURANCE COMPANY

                         UNDER SECTIONS 1206 AND 7312
                      OF THE NEW YORK INSURANCE LAW AND
                                 SECTION 807
                       OF THE BUSINESS CORPORATION LAW

      The undersigned, being Chairman and Chief Executive Officer and Senior Vice President and Secretary, of MONY Life Insurance Company, do hereby certify:

            1. The name of the corporation is MONY Life Insurance Company (the "Corporation"). The name under which the Corporation was formed is The Mutual Life Insurance Company of New York.

            2. The Charter of said Corporation was filed by the County Clerk's Office of the City and County of New York on April 12, 1842, pursuant to Chapter 246 of the Laws of New York.

            3. The Charter of the Corporation is hereby amended, as authorized by Sections 1206 and 7312 of the Insurance Law of the State of New York ("the Insurance Law") and Section 801 of the Business Corporation Law of the State of New York, in connection with the reorganization of the Corporation from a mutual life insurance company to a stock life insurance company pursuant to Section 7312 of the Insurance Law (a) to change the name of the Corporation from The Mutual Life Insurance Company of New York to MONY Life Insurance Company, (b) to establish the stated capital of the Corporation in the amount of $2,000,000 and to authorize 2,000,000 Common Shares, par value $1.00 per share, as the shares of the Corporation, (c) to change references in the Charter from "mutual" to "stock," from "trustee" to "director" and from "policyholder" to "shareholder,"
(d) to revise the provisions relating to (i) the composition of the Board of Directors and (ii) the time and place of the annual shareholders meeting and (e) to add a provision limiting the personal liability of directors.

            4. The text of the Charter, as amended by the filing of this Amended and Restated Charter, is hereby amended and restated to read in full as follows:

                                  ARTICLE I

      The name of the Corporation shall be MONY Life Insurance Company.

                                  ARTICLE II

      The principal office of the Corporation shall be located in The City of New York, County of New York, State of New York.

                                 ARTICLE III

SECTION 1. The Corporation shall have power to do any and all kinds of business specified in paragraphs (1), (2), and (3) of subsection (a) of Section 1113 of the Insurance Law, as follows:


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      (1) "Life Insurance," meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payment of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or upon (C) certification by a licensed health care practitioner of any condition which requires continuous care for the remainder of the insured's life in an eligible facility or at home when the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law;

      (2) "Annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one above. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law;

      (3) "Accident and health insurance," meaning (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law, except as specified in item (ii) hereof and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date;

and any amendments to such paragraphs or provisions in substitution therefor which may be hereafter adopted, together with any other kind or kinds of business to the extent necessarily or properly incidental to the kinds of insurance business which the Corporation is so authorized to do.

SECTION 2. The Corporation shall also have the general rights, powers and privileges of a corporation, as the same now or hereafter are declared by the laws of the State of New York and any and all other rights, powers and privileges now or hereafter granted by the Insurance Law or any other law or laws of the State of New York to stock life insurance companies having power to do the kinds of business hereinabove referred to.


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                                  ARTICLE IV

      The amount of the capital of the Corporation shall be $2,000,000 and consist of 2,000,000 Common Shares, par value $1.00 per share.

                                  ARTICLE V

SECTION 1. The corporate powers of the Corporation shall be exercised by a Board of Directors and by such committees, officers, employees and agents as the Board of Directors may authorize, elect or appoint.

SECTION 2. The Board of Directors shall consist of not less than thirteen (except for vacancies temporarily unfilled) nor more than eighteen directors, as may be determined from time to time by the Board of Directors. Not less than one third of the directors shall be persons who are not officers or employees of the Corporation or any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity.

SECTION 3. The Board of Directors shall have power to make from time to time such by-laws, rules and regulations for the transaction of the business of the Corporation and the conduct of its affairs, not inconsistent with this charter or the laws of the State of New York, as may be deemed expedient, and to amend or repeal such by-laws, rules and regulations. Such by-laws shall provide for the election or appointment of executive officers annually by the Board of Directors at its first meeting following the annual meeting of shareholders.

SECTION 4. No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except that this provision shall not eliminate or limit the liability of any director if a judgement or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct, or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled, or were acts or omissions which (a) he or she knew or reasonably should have known violated the Insurance Law or (b) violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the Insurance Law (or any regulations promulgated thereunder) or (c) constituted a knowing violation of any other law.

                                  ARTICLE VI

SECTION 1. The directors shall be elected at each annual meeting of the shareholders of the Corporation in the manner prescribed by law. The annual meeting of shareholders shall be held at such place, and at such time as may be fixed by or under the By-laws. Effective upon the effectiveness of the Corporation's reorganization pursuant to Section 7312 of the Insurance Law, the Board of Directors shall no longer be divided into three classes.

SECTION 2. Vacancies in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors, may be filled by the Board of Directors by a vote of the majority of those present at any meeting.




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SECTION 3. Each director shall be at least eighteen years of age, and a majority of directors shall at all times be citizens and residents of the United States and not less than three thereof shall be residents of the State of New York.

                                 ARTICLE VII

      The Corporation shall have perpetual existence.

             5. The foregoing Amendment and Restatement of the Charter was authorized by the affirmative vote of two-thirds of all votes cast on November 2, 1998, by policyholders entitled to vote on the plan of reorganization of the Corporation pursuant to Section 7312 of the Insurance Law.

      IN WITNESS WHEREOF, the undersigned have signed this Charter this 11th day of November, 1998.

                                     /s/  MICHAEL I. ROTH
                                     -----------------------------------
                                                  (Signature)

                                     Name:  Michael I. Roth
                                     Title: Chairman and Chief Executive Officer

                                     /s/  THOMAS J. CONKLIN
                                     -----------------------------------
                                                  (Signature)

                                     Name:  Thomas J. Conklin
                                     Title: Senior Vice President and Secretary


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                       AMENDED AND RESTATED BY-LAWS OF
                         MONY LIFE INSURANCE COMPANY
                            as of November 11, 1998

                              BOARD OF DIRECTORS

I. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held annually on the first Monday in June at such place and at such time as the Board of Directors shall each year fix.

II. If the office of any director becomes vacant, by reason of death, resignation, disqualification, removal or other cause, or if a new directorship is created through an increase in the number of directors who shall constitute the whole Board, a majority (whether or not a quorum) of the directors remaining in office may elect a new director for the unexpired term and until his or her successor is elected and qualified or until his or her earlier resignation or removal; provided, however, that no new director shall succeed to the vacant directorship of an Outside Director (as hereinafter defined) unless such new director is an Outside Director.

III. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

IV. Special meetings may be called by direction of the Chairman of the Board or the President, and shall be called whenever three directors shall request of either of them in writing that it be done, but no business shall be taken up or considered at a special meeting except that referred to in the notice of meeting, unless with the consent of a majority of the members of the Board.

V. All meetings of the Board shall be called by giving personally or by mailing or telegraphing to each director a notice at least two days in advance of the day on which the meeting is to be held. Waiver of notice of any meeting shall be in writing and may be given before or after a meeting. A director's attendance at a meeting without protesting prior thereto or at its commencement the lack of notice to him shall constitute waiver of such notice.

     Any director may participate in a meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another at the same time, and such participation shall constitute presence in person at such meeting. When time is of the essence, but not in lieu of a regular scheduled meeting of the Board, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action and such written consents and resolution are filed with the minutes of the Board or such committee, as the case may be.

VI. A majority of the members of the entire Board shall constitute a quorum for the transaction of business, but a lesser number may adjourn from time to time until a quorum is present. At least one director who is not an officer or employee of the Corporation or any entity controlling, controlled by or under common control with the Corporation and who is not a beneficial owner of a controlling interest in the voting stock of the Corporation or any such entity (hereinafter an "Outside Director") must be included in any quorum for the transaction of business at any meeting of the Board.


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VII.  The Chairman of the Board, or in his absence the President, or in his absence an officer, who is also a director, designated by the Chairman or the Board or the President, shall preside at meetings of the Board. If no such officer has been so designated, the chairman of the meeting shall be elected by the Board.

                                  COMMITTEES

VIII. At any regular or special meeting called for the purpose, the Board, by resolution adopted by a majority of the entire Board, may designate from among its members committees, each of which, to the extent provided in the resolution establishing such committee, shall have all the authority of the Board relating to the portions of the business and affairs of the Corporation which are under its control and supervision, except that no such committee shall have authority as to the following matters:

            1.    The filling of vacancies in the Board or in any committee.

            2. The fixing of compensation of the directors for serving on the Board or any committee.

            3. The amendment or repeal of the By-laws, or the adoption of any By-laws, or

            4. The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

      All major committees shall consist of five or more directors. All other committees shall consist of three or more directors. Not less than one-third of the members of each committee shall be Outside Directors.

      The Board may designate one or more directors as alternate members of any such Committee, who may replace any absent member or members at any meeting of such Committee; provided, however, that no Outside Director who is absent at any such meeting shall be replaced at such meeting except by another Outside Director.

      Each such Committee shall serve at the pleasure of the Board, subject to the requirements of Section 1202(b) of the New York Insurance Law.

IX. Except as the Board shall otherwise direct, and except as provided in the immediately following paragraph, the Chairman of the Board, or in his absence the President, shall preside at the meetings of all committees. In the absence of the Chairman of the Board and the President, an officer who is also a director, designated by the Chairman of the Board or the President, shall preside. If no such officer has been so designated, the members of such committee may choose their own chairman.

      The Board shall establish one or more committees comprised solely of Outside Directors. Such committees shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Corporation's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders, evaluating the performance of officers deemed to be principal officers of the Corporation, recommending to the Board the selection and compensation of such principal officers and recommending to the Board any plan to issue options to the officers and employees for the purchase of shares of stock, pursuant to


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Section 1207 of the Insurance Law of the State of New York. The Board shall designate the respective chairmen of such committees.

      A majority of the members of a committee shall constitute a quorum for the transaction of business. No committee shall sit in the absence of a quorum and a majority of the number of members counted for a quorum at any meeting of a committee shall not also be officers of the Corporation. At least one Outside Director must be included in any quorum for the transaction of business at any meeting of any committee.

X. All meetings of committees shall be held on notice given personally or by mail or telegraph to each member thereof. Waiver of notice of any meeting shall be in writing and may be given before or after a meeting. A director's attendance at a meeting without protesting prior thereto or at its commencement the lack of notice to him shall constitute waiver of such notice.

XI. Minutes of the meetings of each committee shall be kept in books provided for the purpose and signed by the chairman of the meeting or by the secretary of the meeting. Every report of a committee not entered in the minutes shall be in writing and signed by the members of the committee assenting thereto. The minutes of committee meetings and reports of a committee not entered in the minutes, or duly certified copies thereof, shall be submitted to the next regular meeting of the Board.

      Where time does not permit the preparation of minutes or reports of a committee before any regular meeting of the Board, a report may be made to such meeting regarding the action taken and the minutes or report of the committee shall be submitted to the following regular meeting of the Board.

                                   OFFICERS

XII. At the monthly meeting of the Board following the annual meeting of shareholders, the Board shall appoint a Chairman of the Board, a President and Secretary, and may appoint a Vice Chairman of the Board, and such other officers as the Board shall determine, each of whom shall hold office at the pleasure of the Board. Any one person may hold any two or more such offices, except that no person may hold the office of both President and Secretary. The Chairman of the Board or the President shall be the Chief Executive Officer of the Corporation as the Board from time to time shall determine.

      The Board may, at any meeting, appoint such officers whose appointment is not otherwise provided for, or as may be deemed necessary and may define their duties.

XIII. All officers appointed by the Board are subject to removal by a majority vote of the directors present at a meeting of the Board.

                                  CONTRACTS

XIV. The Chairman of the Board, the President or any other officer appointed by the Board is hereby empowered to execute, either without the corporate seal or under the corporate seal properly attested by the Secretary, or an Assistant Secretary, or the Treasurer, or an Associate Treasurer, or an Assistant Treasurer, contracts of, or other instruments requiring execution by the Corporation.

      The Board, or any committee thereof, may authorize the execution of such contracts or other instruments under the corporate seal by other officers or employees, and may authorize the execution of


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such contracts or other instruments not under the corporate seal by other officers or employees or agents. Such authorizations may be general or limited to specific instances.

      If any officer whose facsimile signature has been placed upon any instrument shall have ceased to be such officer before such instrument is issued by the Corporation, it may be issued with the same effect as if he had been such officer at the time of its issue.

                               INDEMNIFICATION

XV. Each person (and the heirs, executors and administrators of such person) made or threatened to be made a party to any action, civil or criminal, by reason of being or having been a director, officer or employee of the Corporation (or by reason of serving any other organization at the request of the Corporation) shall be indemnified to the extent permitted by the law of the State of New York and in the manner prescribed therein. To this end, and as authorized by Section 722 of the Business Corporation Law of the State of New York, the Board may adopt all resolutions, authorize all agreements and take all actions with respect to the indemnification of directors and officers, and the advance payment of their expenses in connection therewith.

                                  AMENDMENT

XVI. These By-laws may be amended at any meeting of the Board, by a vote of a majority of the directors present; provided notice of the nature of the proposed amendments shall be given at a meeting preceding their adoption.